UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 13, 2007

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 535-4500

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code). The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     By order dated August 1, 2007, the Bankruptcy Court approved, and authorized the Debtors to enter into, a series of related agreements that have been reported previously. These agreements include (i) an Investment Agreement, dated as of July 26, 2007, providing, among other things, for Centerbridge Capital Partners, L.P. (Centerbridge) to purchase $250 million in Series A convertible preferred shares of reorganized Dana and qualified creditors of the Debtors (including the holders of Dana’s unsecured notes, or Dana Bonds) to have an opportunity to purchase $500 million in Series B convertible preferred shares of reorganized Dana on a pro rata basis, and (ii) a Plan Support Agreement providing, among other things, for the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the USW), the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW), Centerbridge, and other potential investors in reorganized Dana to support the Debtors’ plan of reorganization in the Bankruptcy Cases.
     As described in Dana’s Current Report on Form 8-K dated July 30, 2007 and filed with the Securities and Exchange Commission on July 31, 2007 (the July 31 Form 8-K), the record date for determining which Dana Bonds will qualify to participate in the purchase of Series B preferred shares of reorganized Dana under the Investment Agreement (Qualified Bonds) was August 13, 2007 (the Bond Record Date). One of the conditions for determining which Dana Bonds will so qualify is that the holder deliver a signature page to the Plan Support Agreement by the Bond Record Date. Other conditions for qualification are described in the July 31 Form 8-K and in the Investment Agreement.
     As of the Bond Record Date, Dana has received signature pages to the Plan Support Agreement from entities representing that they beneficially owned approximately $1.3 billion in Dana Bonds. As such, approximately $1.3 billion of the $1.6 billion outstanding Dana Bonds are currently eligible to be Qualified Bonds, while approximately $300 million will not be Qualified Bonds and are likely to trade at different prices than the price at which Qualified Bonds will trade.
     In addition, by signing the Plan Support Agreement, these holders of $1.3 billion in Dana Bonds have agreed to support and not object to Dana’s chapter 11 plan on the terms and subject to the conditions in the Plan Support Agreement. The Plan Support Agreement was described in the July 31 Form 8-K and also filed as an exhibit to another Current Report on Form 8-K dated and filed on July 31, 2007.
     As described in the July 31 Form 8-K and as provided in the Investment Agreement and Plan Support Agreement, Dana Bonds will continue to qualify for participation in the purchase of preferred shares of reorganized Dana in the hands of a qualified transferee of Dana Bonds if, among other things, the transferee and transferor each deliver a Transferee Acknowledgement pursuant to Section 4.4 of the Plan Support Agreement. Attached as Exhibit 99.1 is a Form of Transferee Acknowledgement that should be delivered by the transferee and transferor in connection with a transfer of Dana Bonds that is intended to allow the transferee to qualify to purchase the Series B convertible preferred shares.
Item 9.01.  Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is furnished with this report.

Exhibit No.	Description

99.1	Form of Transferee Acknowledgement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation

(Registrant)

Date: August 15, 2007	By:	/s/ Marc S. Levin

Marc S. Levin
Acting General Counsel and Acting Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Transferee Acknowledgement

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